As filed with the Securities and Exchange Commission on October 8, 2004

Registration No. 333-116067

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD KIST HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	2015	20-1163666
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

(770) 393-5000

(Address, including zip code, and telephone number, including area code, of the Company’s principal executive offices)

J. David Dyson

General Counsel, Vice President and Corporate Secretary

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

(770) 393-5000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

B. Harvey Hill, Jr. William Scott Ortwein Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Phone: (404) 881-7000 Facsimile: (404) 881-7777	Andrew J. Pitts Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Phone: (212) 474-1000 Facsimile: (212) 474-3700

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of updating Item 13—Other Expenses of Issuance and Distribution to more specifically present the estimated Miscellaneous Expenses listed therein. This Post-Effective Amendment does not amend or revise the prospectus contained in Part I of the Registration Statement No. 333-116067 as declared effective by the Securities and Exchange Commission on October 6, 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Registration fee—Securities and Exchange Commission	$41,964
Filing fee—National Association of Securities Dealers, Inc.	30,500
Listing fee—Nasdaq National Market	150,000
Printing and engraving expenses	300,000
Mailing and delivery of prospectuses	175,000
Legal fees and expenses	1,250,000
Investor relations and corporate communications consulting	150,000
Other professional fees	750,000
Accounting fees and expenses	750,000
Blue sky fees and expenses	5,000
Transfer agent and registrar fees and expenses	25,000
Global investor and member roadshows and presentations	350,000
Miscellaneous	100,000

Total	$4,077,464

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and By-Laws of New Gold Kist provide for the elimination of personal liability of our directors to New Gold Kist or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted under the Delaware General Corporation Law. Our directors remain liable for (i) any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions as set forth in section 174 of the Delaware General Corporation Law, or (iv) any transactions from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of New Gold Kist directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended, without further action by the stockholders. These provisions in the Certificate of Incorporation and By-Laws of New Gold Kist will limit the remedies available to a stockholder in the event of breaches of any director’s duties.

The Certificate of Incorporation and By-Laws of New Gold Kist further provide that each person serving or who has served as an officer or director of the company, or at the company’s request, is serving as an officer or director of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the company to the fullest extent permitted by the Delaware General Corporation Law. In addition and separate from the forgoing, the company, at the discretion of a majority of the disinterested directors, may indemnify an officer or director against any amounts paid in settlement of any threatened or pending action, suit or proceeding by or in the right of the company to secure a judgment in its favor.

New Gold Kist is not, however, required to indemnify officers and directors for liability incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for (i) for any breach of the director’s duty of loyalty to New Gold Kist or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any types of liability with respect to distributions as set forth in section 174 of the Delaware General Corporation Law, or (iv) any transaction from which such officer or director received an improper personal benefit. In addition, the New Gold Kist By-Laws provide that the Company (i) must advance funds to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because that person is a director or officer if other conditions are satisfied, and (ii) may indemnify and advance expenses to any employee or agent who is not a director or officer to the same extent and subject to the same condition that New Gold Kist could, without stockholder approval under the Delaware General Corporation Law, indemnify and advance expenses to a director.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On May 25, 2004, Gold Kist Inc. subscribed for 100 shares of the common stock, par value $.01 per share of Gold Kist Holdings Inc. in an transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS.

Exhibits and Financial Statement Schedules

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit
1.1†	Form of Purchase Agreement.
2.1	Amended and Restated Agreement and Plan of Conversion, dated as of July 23, 2004, between Gold Kist Holdings Inc. and Gold Kist Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
2.2†	Supplement to Amended and Restated Plan of Conversion, dated September 23, 2004, between Gold Kist Holdings Inc. and Gold Kist Inc.
3.1	Certificate of Incorporation of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
3.2	By-Laws of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
4.1	Registration Rights Agreement, dated as of March 5, 2004, by and among the Company, the Guarantor Subsidiaries and Credit Suisse First Boston LLC, as representative of the several purchasers (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
4.2	Indenture, dated March 10, 2004, by and between the Company and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
4.3	Form of 10 1/4% Senior Note due 2014 (incorporated by reference from Exhibit 4.3 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
4.4	Form of Common Stock Certificate of Gold Kist Holdings Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
4.5	Stockholder Protection Rights Agreement, dated July 9, 2004, between Gold Kist Holdings Inc. and SunTrust Bank, as rights agent (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
5.1†	Opinion of Alston & Bird LLP.

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment dated as of March 10, 2004, to Second Consolidated, Amended and Restated Note Agreement with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
10.1.1	Fifth Amendment dated July 16, 2004 to Second Consolidated, Amended and Restated Note Agreement with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference from Exhibit 10.1.1 to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
10.1.2	Second Consolidated, Amended and Restated Note Agreement dated September 27, 2002, with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 28, 2003).
10.1.3	First Amendment dated January 29, 2003 to Second Consolidated, Amended and Restated Note Agreement with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 28, 2003).
10.1.4	Second Amendment dated February 11, 2003 to Second Consolidated, Amended and Restated Note Agreement with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 28, 2003).
10.1.5	Sixth Amendment dated as of September 28, 2004, to Second Consolidated, Amended and Restated Note Agreement with the Gateway Recovery Trust and the Prudential Insurance Company of America (incorporated by reference from the current Report on Form 8-K of Gold Kist Inc., dated September 24, 2004).
10.2	Fourth Amended and Restated Credit Agreement dated as of March 10, 2004, with various banks and lending institutions, as lenders, and Cooperative Centrale Raiffeisen-Boerenleen Bank B.A., New York Branch, as agent (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
10.2.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 16, 2004 with various banks and lending institutions, as lenders, and Cooperative Centrale Raiffeisen-Boerenleen Bank B.A., New York Branch, as agent (incorporated by reference from Exhibit 10.2.1 to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
10.2.2	Second Amendment to Fourth Amended and Restated Amended and Restated Credit Agreement dated as of September 28, 2004, with various banks and lending institutions, as lenders, and Cooperatieve Centrale Raiffeisen-Boerenleen Bank B.A., New York Branch, as agent (incorporated by reference from the current Report on Form 8-K of Gold Kist Inc., dated September 24, 2004).
10.3	Form of Deferred Compensation Agreement between Gold Kist Inc. and certain executive officers (incorporated by reference to Registration filed on Form S-2-Registration No. 2-59958).
10.4	Gold Kist Management Bonus Program (incorporated by reference to Registration filed on Form S-1-Registration No. 2-69267).
10.5	Amended Gold Kist Management Bonus Program (incorporated by reference to Registration filed on Form S-2-Registration No. 2-79538).
10.6	Form of Gold Kist Supplemental Executive Retirement Income nonqualified deferred compensation agreement between Gold Kist and certain executive officers and Resolution of Gold Kist Board of Directors authorizing the Supplemental Executive Retirement Plan (incorporated by reference to Registration filed on Form S-2-Registration No. 33-9007).

Exhibit No.	Description of Exhibit
10.7	Resolution of Gold Kist Board of Directors authorizing the Gold Kist Special Award Plan (incorporated by reference to Registration filed on Form S-2-Registration No. 33-9007).
10.8	Form of Gold Kist Executive’s Change in Control Agreement between Gold Kist and certain officers and resolution of Gold Kist Board of Directors authorizing the Officers Contingency Plan (incorporated by reference to Registration filed on Form S-2-Registration No. 33-311647).
10.9	Form of Directors Change in Control Agreement between Gold Kist and Directors of Gold Kist (incorporated by reference to Registration filed on Form S-2-Registration No. 33-36938).
10.10	Form of Director Emeritus Life Benefits Agreement (incorporated by reference to Registration filed on Form S-2-Registration No. 33-36938).
10.11	Form of Director Emeritus Agreement for Medical Benefits (incorporated by reference to Registration filed on Form S-2-Registration No. 33-36938).
10.12	Gold Kist Executive Savings Plan, as amended (incorporated by reference to Registration filed on Form S-2-Registration No. 33-36938).
10.13	Gold Kist Director Savings Plan, as amended (incorporated by reference to Registration filed on Form S-2-Registration No. 33-36938).
10.15	Gold Kist Executive Defined Contribution Plan (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended July 1, 2000).
10.16	Form of Employment Agreement between Gold Kist and certain officers (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 29, 2002).
10.17	General Partnership Agreement (GC Properties) between Gold Kist Inc. and Cotton States Mutual Insurance Company, dated as of July 1, 1984 (incorporated by reference to Registration Statement on Form S-2, Registration No. 33-428 of Gold Kist Inc.).
10.18	Lease from GC Properties, dated December 11, 1984, for home office building space (incorporated by reference to Registration Statement on Form S-2, Registration No. 33-428 of Gold Kist Inc.).
10.19	Asset Purchase Agreement dated as of July 23, 1998, between Southern States Cooperative, Incorporated and Gold Kist Inc. (incorporated by reference to the Current Report on Form 8-K of Gold Kist Inc., dated as of July 18, 1998).
10.20	Securities Purchase Agreement Dated October 5, 1999, between Gold Kist Inc. and Southern States Cooperative, Incorporated (incorporated by reference to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 30, 2001).
10.21	Gold Kist Holdings Inc. Long-Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-4, Registration No. 333-116066).
10.22	First Amended and Restated Credit Agreement with CoBank, ACB dated as of January 29, 2003 (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 28, 2003).
10.23	First Amendment dated February 11, 2003 to First Amended and Restated Credit Agreement with CoBank, ACB (incorporated by reference to the Exhibits to the Annual Report on Form 10-K of Gold Kist Inc. for the fiscal year ended June 28, 2003).
10.24	Second Amendment dated as of March 10, 2004 to First Amended and Restated Credit Agreement with CoBank, ACB (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K of Gold Kist Inc., dated as of March 5, 2004).
10.24.1	Third Amendment to First Amended and Restated Credit Agreement dated as of July 16, 2004 with CoBank, ACB (incorporated by reference from Exhibit 10.24.1 to the Registrant’s Registration Statement on Form S-4 No. 333-116066).

Exhibit No.	Description of Exhibit

10.24.2	Fourth Amendment dated as of September 24, 2004 to First Amended and Restated Credit Agreement with CoBank, ACB (incorporated by reference from the current Report on Form 8-K of Gold Kist Inc., dated September 24, 2004).
10.25	Gold Kist Holdings Inc. Executive Management Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-4, Registration No. 333-116066).
23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Intentionally Omitted.
23.3†	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.4†	Consentof Ray A. Goldberg.
23.5†	Consent of Jeffery A. Henderson.
23.6†	Consentof Douglas A. Reeves.
23.7†	Consent of Dan Smalley.
23.8†	Consent of W. Wayne Woody.
23.9†	Consent of A.D. Frazier.
23.10	Consent of R. Randolph Devening (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
23.11	Consent of John D. Johnson (incorporated by reference to the Registrant’s Registration Statement on Form S-4 No. 333-116066).
24.1†	Power of Attorney for the Directors and Officers of Gold Kist Holdings Inc.

†	Previously filed.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2)    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(3)(i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this the 8th day of October, 2004.

GOLD KIST HOLDINGS INC.

By:	/s/ JOHN BEKKERS
John Bekkers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN BEKKERS John Bekkers	President, Chief Executive Officer and Director (Principal Executive Officer)	October 8, 2004

/s/ STEPHEN O. WEST* Stephen O. West	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 8, 2004

/s/ MICHAEL A. STIMPERT* Michael A. Stimpert	Director	October 8, 2004

*By:	/s/ J. DAVID DYSON
J. David Dyson
Attorney in Fact